UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 3, 2011

ML BLUETREND FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-53794	26-2581977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Four World Financial Center - 10th Floor
250 Vesey Street
New York, NY 10080
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:         (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material  Definitive Agreement..

(a) (1)  ML BlueTrend FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”) and BlueCrest Capital Management LLP (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of January 25, 2010 (the “Advisory Agreement”).  MLAI is the sponsor of the Registrant.  Pursuant to the Advisory Agreement, the Trading Advisor provides investment advisory services for the Registrant, and directs the trading activities of the Registrant.

On May 3, 2011 the Registrant, MLAI and the Trading Advisor entered into an Amendment to the Advisory Agreement (the “Amendment”).

(2)  The Amendment provides that the Trading Advisor may delegate any of its duties and obligations under the Advisory Agreement to any of its affiliated sub-investment managers (each a “Trading Advisory Subsidiary”), including (but not limited to) BlueCrest Capital Management Guernsey L.P. and BlueCrest Capital Management (Singapore) Pte. Ltd.  The Amendment provides that the Trading Advisor shall act in good faith and shall exercise reasonable skill and care in the selection, use and monitoring of any such Trading Advisor Subsidiary.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
Amendment to Advisory Agreement made as of May 3, 2011 with effect from April 1, 2010 among ML BlueTrend FuturesAccess LLC, Merrill Lynch Alternative Investments LLC and BlueCrest Capital Management LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML BLUETREND FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its Sponsor

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date: May 6, 2011